Exhibit 5.1

RRI ENERGY PLAZA 1000 Main Street, 36th Floor Houston, Texas 77002 {713} 226-6000 Phone {713} 228-1331 Fax porterhedges.com

August 3, 2011

Vantage Drilling Company

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S–3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by Vantage Drilling Company, a Cayman Islands exempted company (the “Issuer”), and certain subsidiaries listed on Schedule I hereto (together with the Issuer, the “Issuers”), under the Securities Act of 1933, as amended (the “Act”), relating to (i) ordinary shares, par value $0.001 per share (the “Ordinary Shares”), (ii) preferred shares, par value $0.001 per share (the “Preferred Shares”), (iii) debt securities of the Issuers (the “Debt Securities”); (iv) guarantees of the Debt Securities (“Guarantees”); (v) depositary shares representing preferred shares of the Issuer (the “Depositary Shares”) and evidenced by depositary receipts (the “Depositary Receipts”); (vi) warrants to purchase Ordinary Shares, Preferred Shares, Debt Securities or other securities to be issued by the Issuer (the “Warrants”); and (vii) units consisting of Ordinary Shares, Preferred Shares, Debt Securities and/or Warrants (the “Units”), certain legal matters in connection with the Debt Securities, Guarantees, Depositary Shares and Warrants are being passed upon for you by us.

The Debt Securities, any Guarantees issued by Vantage Energy Services, Inc. (“VES”), the Depositary Shares and Warrants are collectively referred to herein as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.

The opinions set forth herein relate only to the Securities. Maples and Calder, Cayman Islands counsel to the Company, has delivered its opinion relating to the Ordinary Shares, Preferred Shares, including shares represented by the Depositary Shares, and the shares underlying the Warrants, as well as certain other matters under Cayman Islands law relating to the securities registered under the Registration Statement. The validity of certain of the Guarantees will be passed upon by Maples and Calder, by our Hungarian counsel, Reti, Antall & Partners Law Firm, by our Netherlands counsel, Heussen, by our Marshall Islands counsel, Reeder & Simpson PC, by our Malaysian counsel, Azmi & Associates, and by our Singapore counsel, the Kelvin Chia Partnership. The opinion letters of each firm listed above will be filed as exhibits to the Registration Statement.

Each series of Debt Securities and any Guarantees may be issued pursuant to the indenture to be entered into between the Issuers and Wells Fargo Bank, N.A., as trustee (the

“Indenture”), as the Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement and the form of Indenture to be filed as an exhibit to the Registration Statement. We have also examined originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to such opinions, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuer. In connection with such opinions, we have assumed that:

a) the Registration Statement and any amendments thereto (including post–effective amendments) will have become effective under the Act;

b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

d) the Board of Directors of the Issuer, or, to the extent permitted by the laws of the Cayman Islands, and the Issuer’s Amended and Restated Memorandum and Articles of Association or other organizational documents of the Issuer, a duly constituted and acting committee thereof (such Board of Directors or committee of the Issuer being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities to be issued by the Issuer and any other Securities to be issued by the Issuer, issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Issuer and the other parties thereto (the “Underwriting Agreement”);

f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

g) all Securities, and any certificates or Depositary Receipts in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Underwriting Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

h) in the case of Debt Securities of any series issuable by the Issuer under an Indenture and any Guarantee to be issued by VES included in the Debt Security:

(i)	the Indenture will have been duly executed and delivered by the Issuer, subsidiary guarantors, if any, and the trustee thereunder;

(ii)	in accordance with the terms of the Indenture, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

(iii)	in accordance with the terms of the Indenture, the Board (or equivalent thereof) of each guarantor, if applicable, will have taken all necessary corporate action to designate and establish the terms of the Guarantee included in such Debt Securities issued by VES and such Guarantee will not include any provision that is unenforceable;

(iv)	the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

(v)	forms of Debt Securities, complying with the terms of the Indenture and evidencing such debt securities, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture;

i) in the case of Depositary Shares and the related Depositary Receipts, the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares and to authorize the issuance of the Depositary Receipts and any other Depositary Receipts issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Depositary Receipts and related matters; with respect to the Preferred Shares underlying such Depositary Shares, all necessary actions to approve, designate, establish the terms and authorize the issuance of the series of Preferred Shares will have been taken and such terms will not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Issuer; a depositary agreement (the “Depositary Agreement”) relating to the Depositary Shares and the related Depositary Receipts will have been duly and properly authorized and validly executed and delivered by the Issuer and a bank or trust company to be selected by the Issuer as depositary (the “Depositary”), and such Depositary Agreement and such Depositary Receipts will not include any provision that is unenforceable; the Preferred Shares underlying such Depositary Shares will have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and deposited with the Depositary under the applicable Depositary Agreement; and the Depositary Receipts will have been duly executed, countersigned, registered and delivered against the deposit of such Preferred Shares in accordance with the Depositary Agreement; and

j) in the case of Warrants, the Board will have taken all necessary corporate action to establish the terms, authorize the issuance of the Warrants and authorize the terms of the offering and sale of such Warrants and related matters; a warrant agreement (the “Warrant Agreement”) relating to the Warrants will have been duly and properly authorized and validly executed and delivered by the Issuer and a warrant agent appointed by the Issuer (the “Warrant Agent”), and such Warrant Agreement and such Warrant will not include any provision that is unenforceable; the Warrants or certificates representing the Warrants will have been duly executed, countersigned, registered and delivered and paid for in accordance with the terms of the appropriate Warrant Agreement and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Debt Securities of each series will and any Guarantee included in such Debt Securities issued by VES, if applicable, when issued, constitute legal and binding obligations of the Issuer and VES, enforceable against the Issuer and VES in accordance with their respective terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. The Depositary Agreement will constitute a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The Depositary Shares will represent valid interests in the Preferred Shares represented by such Depositary Shares and will entitle the holders thereof to the rights specified in the Depositary Receipts evidencing the Depositary Shares and in the related Depositary Agreement.

4. The Warrants will, when issued, constitute legal and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions set forth above are limited in all respects to matters of the law of the State of New York and applicable United States federal law.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Porter Hedges LLP Porter Hedges LLP

SCHEDULE I

NAME OF ENTITY	JURISDICTION OF INCORPORATION OR FORMATION

Emerald Driller Company	Cayman Islands
Offshore Group Investment Limited	Cayman Islands
Mandarin Drilling Corporation	Marshall Islands
P2020 Rig Co.	Cayman Islands
P2021 Rig Co.	Cayman Islands
Sapphire Driller Company	Cayman Islands
Vantage Driller I Co.	Cayman Islands
Vantage Driller II Co.	Cayman Islands
Vantage Driller III Co.	Cayman Islands
Vantage Driller IV Co.	Cayman Islands
Vantage Driller V Co.	Cayman Islands
Vantage Drilling Company	Cayman Islands
Vantage Drilling Labuan I Ltd.	Malaysia/Labuan
Vantage Drilling (Malaysia) I Sdn. Bhd.	Malaysia
Vantage Drilling Netherlands B.V.	The Netherlands
Vantage Holding Hungary Kft	Hungary
Vantage Holdings Malaysia I Co.	Cayman Islands
Vantage International Management Co.	Cayman Islands